Exhibit 99.1

Myers Industries Announces Fourth Quarter and Full Year 2022 Results

Record Top-and-Bottom Line Results Delivered for Four Consecutive Quarters

Outlook for Sustained Revenue Growth in Fiscal 2023

March 1, 2023, Akron, Ohio - Myers Industries, Inc. (NYSE: MYE), a leading manufacturer of a wide range of polymer and metal products and distributor for the tire, wheel, and under-vehicle service industry, today announced results for the fourth quarter and full year ended December 31, 2022.

Fourth Quarter 2022 Financial Highlights:

•
Net sales of $213 million, up 7% versus prior year period
•
GAAP EPS of $0.36; Adjusted EPS of $0.32, up 39% versus prior year period
•
Cash flow provided by operations of $22 million and free cash flow of $15 million

Full Year 2022 Financial Highlights:

•
Net sales of $900 million, up 18% versus prior year period; Organic net sales up 10%
•
GAAP EPS of $1.64; Adjusted EPS of $1.68, up 73% versus prior year period
•
Cash flow provided by operations of $73 million and free cash flow of $48 million

Myers Industries President and CEO Mike McGaugh said, "2022 was a strong year as Myers posted record results in each quarter with robust top- and bottom-line growth, serving as proof that our 3-Horizon strategy is working. We continued to generate healthy margins and strong cash flow from the initiatives we took throughout 2022. In addition to improving the company, we also made two acquisitions during the year, adding scale to our Distribution Segment with Mohawk Rubber and enhancing our Material Handling Segment with the addition of a rotational molding facility in Decatur, Georgia. Our team continues to do a nice job growing and transforming the company."

McGaugh continued, "While recognizing that 2022 was a year of record results, I’m excited about Myers’ future, because I continue to believe that the company still has significant unrealized potential. We can see the opportunity and we have the right people in place to capture it. We are now working to institutionalize our improvements into an operating system. In 2023, we will implement the "Myers Operating System" to make sure our improvements are ingrained, lasting and scalable. The Myers Operating System will drive standard work processes across the company, ensuring that best practices are applied across all of our legacy business units as well as our new acquisitions. I am confident the Myers Operating System will further Myers on its journey to become a world class company. I believe there is still a long runway for our company and significant value creation opportunity for our shareholders."

Fourth Quarter 2022 Financial Summary

	Quarter Ended December 31,
(Dollars in thousands, except per share data)	2022	2021	% Inc (Dec)
Net sales	$212,840	$199,579	6.6%
Gross profit	$65,074	$51,816	25.6%
Gross margin	30.6%	26.0%
Operating income	$17,022	$10,750	58.3%
Net income:
Net income	$13,428	$7,255	85.1%
Net income per diluted share	$0.36	$0.20	80.0%

Adjusted operating income	$16,485	$12,468	32.2%
Adjusted net income:
Net income	$11,797	$8,369	41.0%
Net income per diluted share	$0.32	$0.23	39.1%
Adjusted EBITDA	$22,101	$17,601	25.6%

Net sales for the fourth quarter of 2022 were $212.8 million, an increase of $13.3 million, or 6.6%, compared with $199.6 million for the fourth quarter of 2021, primarily driven by incremental sales of $17 million from the Mohawk Rubber acquisition in the Distribution Segment. On an organic basis, higher pricing was offset by lower volume/mix.

Gross profit increased $13.3 million, or 25.6% to $65.1 million, primarily due to continued benefits from pricing actions, lower material costs and the Mohawk Rubber acquisition, partially offset by lower volume and a change in sales mix. While we continue to experience cost inflation, we were able to successfully offset it through our self-help initiatives, including cost reductions. Gross margin expanded to 30.6% compared with 26.0% for the fourth quarter of 2021. Selling, general and administrative expenses increased $6.1 million, or 14.8% to $47.4 million due to the Mohawk Rubber acquisition, higher variable selling expenses, salaries, and incentive compensation. SG&A as a percentage of sales increased to 22.3%, compared with 20.7% in the same period last year. Net income per diluted share was $0.36, compared with $0.20 for the fourth quarter of 2021. Adjusted earnings per diluted share were $0.32, compared with $0.23 for the fourth quarter of 2021.

Fourth Quarter 2022 Segment Results

(Dollar amounts in the segment tables below are reported in millions)

Material Handling

	Net Sales	Op Income	Adj Op Income	Adj Op Income Margin
Q4 2022 Results	$142.2	$20.9	$21.0	14.7%
Q4 2021 Results	$147.3	$12.3	$13.2	9.0%
Increase (decrease) vs prior year	(3.4)%	69.7%	58.4%	+570 bps

Net sales for the Material Handling Segment during the fourth quarter of 2022 were $142.2 million, a decrease of $5.0 million, or 3.4%, compared with $147.3 million for the fourth quarter of 2021. Net sales increases in the food and beverage and consumer markets were more than offset by decreases in the vehicle and industrial markets. Operating income increased 69.7% to $20.9 million, compared with $12.3 million in 2021. Adjusted operating income increased 58.4% to $21.0 million, compared with $13.2 million in 2021. Contributions from pricing actions and lower material costs more than offset lower sales volume and a change in sales mix. Additionally, SG&A expenses were higher year-over-year. The increase in SG&A expenses was primarily due to increased variable selling expenses and higher incentive compensation costs. The Material Handling Segment’s adjusted operating income margin increased 570 basis points to 14.7%, compared with 9.0% for the fourth quarter of 2021.

Distribution

	Net Sales	Op Income	Adj Op Income	Adj Op Income Margin
Q4 2022 Results	$70.6	$3.4	$4.1	5.8%
Q4 2021 Results	$52.3	$5.4	$5.4	10.3%
Increase (decrease) vs prior year	35.0%	(37.2)%	(24.0)%	-450 bps

Net sales for the Distribution Segment during the fourth quarter of 2022 were $70.6 million, an increase of $18.3 million, or 35.0%, compared with $52.3 million for the fourth quarter of 2021. Excluding the incremental $17 million of net sales from the Mohawk Rubber acquisition, organic net sales increased 2%. Operating income decreased 37.2% to $3.4 million, compared with $5.4 million in 2021. Adjusted operating income decreased 24.0% to $4.1 million, compared to $5.4 million in 2021. The contribution from higher pricing wasn't enough to offset higher product costs and increased SG&A expenses year-over-year. The increase in SG&A expenses was primarily the result of the Mohawk Rubber acquisition and higher variable selling and incentive compensation costs. The Distribution Segment’s adjusted operating income margin was 5.8%, compared with 10.3% for the fourth quarter of 2021. The Distribution Segment continues to implement price increases to offset cost inflation.

Full Year 2022 Financial Summary

	Year Ended December 31,
(Dollars in thousands, except per share data)	2022	2021	% Inc (Dec)
Net sales	$899,547	$761,435	18.1%
Gross profit	$283,366	$211,421	34.0%
Gross margin	31.5%	27.8%
Operating income	$83,941	$49,301	70.3%
Net income:
Net income	$60,267	$33,538	79.7%
Net income per diluted share	$1.64	$0.92	78.3%

Adjusted operating income	$87,947	$51,949	69.3%
Adjusted net income:
Net income	$61,662	$35,328	74.5%
Net income per diluted share	$1.68	$0.97	73.2%
Adjusted EBITDA	$109,163	$72,371	50.8%

Net sales for the full year of 2022 were $899.5 million, an increase of $138.1 million, or 18.1%, compared with $761.4 million for the full year of 2021, driven by strong sales in both the Material Handling and Distribution segments. Excluding the incremental $64 million of net sales from the Trilogy Plastics and Mohawk Rubber acquisitions, organic net sales increased 10% primarily due to higher pricing.

Gross profit increased $71.9 million, or 34.0% to $283.4 million, primarily due to the contribution from pricing actions and the Trilogy Plastics and Mohawk Rubber acquisitions, partially offset by cost inflation and unfavorable volume/mix. Gross margin improved to 31.5% compared with 27.8% for the full year of 2021. Selling, general and administrative expenses increased $36.0 million, or 22.0% to $199.5 million, reflecting the Mohawk Rubber and Trilogy Plastics acquisitions, higher salaries and incentive compensation costs, increased variable selling expenses and higher repairs and maintenance costs, partly due to inflation. SG&A as a percentage of sales increased to 22.2% for the full year, compared with 21.5% last year. Net income per diluted share was $1.64, compared with $0.92 for the full year of 2021. Adjusted earnings per diluted share were $1.68, compared with $0.97 for the full year of 2021.

Full Year 2022 Segment Results

(Dollar amounts in the segment tables below are reported in millions)

Material Handling

	Net Sales	Op Income	Adj Op Income	Adj Op Income Margin
Full Year 2022 Results	$647.6	$104.1	$105.1	16.2%
Full Year 2021 Results	$564.1	$62.2	$62.4	11.1%
Increase (decrease) vs prior year	14.8%	67.4%	68.4%	+510 bps

Net sales for the Material Handling Segment for the full year of 2022 were $647.6 million, an increase of $83.6 million, or 14.8%, compared with $564.1 million for the full year of 2021. Excluding the incremental $24 million of net sales from the Trilogy Plastics acquisition, organic net sales increased 11%. Organic net sales increases in the food and beverage and industrial markets were partially offset by declines in the vehicle and consumer end markets. Operating income increased 67.4% to $104.1 million, compared with $62.2 million in 2021. Adjusted operating income increased 68.4% to $105.1 million, compared with $62.4 million in 2021. Contributions from higher pricing and supply chain initiatives during the year were partially offset by unfavorable volume/mix and increased labor costs. Additionally, SG&A expenses were higher year-over-year. The increase in SG&A expenses was primarily due to the Trilogy Plastics acquisition, higher salaries and incentive compensation costs, increased selling expenses and higher repairs and maintenance costs. The Material Handling Segment’s adjusted operating income margin was 16.2%, compared with 11.1% for the full year of 2021.

Distribution

	Net Sales	Op Income	Adj Op Income	Adj Op Income Margin
Full Year 2022 Results	$252.0	$15.9	$16.8	6.7%
Full Year 2021 Results	$197.4	$15.4	$16.0	8.1%
Increase (decrease) vs prior year	27.6%	2.8%	5.6%	-140 bps

Net sales for the Distribution Segment for the full year of 2022 were $252.0 million, an increase of $54.6 million, or 27.6%, compared with $197.4 million for the full year of 2021. Excluding the incremental $40 million of net sales from the Mohawk Rubber acquisition, organic net sales increased 7%, primarily due to higher pricing. Operating income increased 2.8% to $15.9 million, compared with $15.4 million in 2021. Adjusted operating income increased 5.6% to $16.8 million, compared with $16.0 million in 2021. Contributions from pricing actions were offset by higher product costs and an increase in SG&A expenses. The increase in SG&A expenses was primarily the result of the Mohawk Rubber acquisition and higher salaries and incentive compensation costs. The Distribution Segment’s adjusted operating income margin was 6.7%, compared with 8.1% for the full year of 2021. The Distribution Segment continues to implement price increases to offset cost inflation.

Balance Sheet & Cash Flow

As of December 31, 2022, the Company’s cash on hand totaled $23.1 million. Total debt as of December 31, 2022 was $103.4 million.

For the full year of 2022, cash flow provided by operations was $72.6 million and free cash flow was $48.3 million, compared with cash flow provided by operations of $44.9 million and free cash flow of $27.0 million for the full year of 2021. The increase in cash flow was driven primarily by higher earnings. Capital expenditures for the full year of 2022 were $24.3 million, compared with $17.9 million for the full year of 2021.

2023 Outlook

Based on current exchange rates, market outlook, and business forecast, the Company provided the following outlook for fiscal 2023:

•
Net sales growth in the low-to-mid single digit range
•
Diluted EPS in the range of $1.51 to $1.81; adjusted diluted EPS in the range of $1.55 to $1.85
•
Capital expenditures in the range of $25 to $30 million
•
Effective tax rate to approximate 25%

We will continue to monitor market conditions and provides updates as we progress throughout the year.

Conference Call Details

The Company will host an earnings conference call and webcast for investors and analysts on Wednesday, March 1, 2023, at 8:30 a.m. EDT. The call is anticipated to last less than one hour and may be accessed using the following online participation registration link:

https://www.netroadshow.com/events/login?show=f2ae53b8&confId=47227. Upon registering, each participant will receive access details via email. The live webcast of the conference call can be accessed from the Investor Relations section of the Company's website at www.myersindustries.com. Webcast attendees will be in a listen-only mode. An archived replay of the call will also be available on the site shortly after the event. Investors can access a replay of the teleconference at (US Local) 1-929-458-6194, (US Toll-Free) 1-866-813-9403. The Access Code is 093105.

Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP measures in this release. Adjusted operating income (loss), adjusted operating income margin, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA margin, adjusted income (loss) before taxes, adjusted net income, adjusted earnings per diluted share, and free cash flow are non-GAAP financial measures and are intended to serve as a supplement to results provided in accordance with accounting principles generally accepted in the United States. Myers Industries believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

About Myers Industries

Myers Industries, Inc. is a manufacturer of sustainable plastic and metal products for industrial, agricultural, automotive, commercial, and consumer markets. The Company is also the largest distributor of tools, equipment and supplies for the tire, wheel, and under-vehicle service industry in the United States. Visit www.myersindustries.com to learn more.

Caution on Forward-Looking Statements

Statements in this release include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed “forward-looking”. Words such as “will”, “expect”, “believe”, “project”, “plan”, “anticipate”, “intend”, “objective”, “outlook”, “target”, “goal”, “view” and similar expressions identify forward-looking statements. These statements are based on management's current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside of the Company's control that could cause actual results to materially differ from those expressed or implied. Risks and uncertainties include: residual impacts from the COVID-19 pandemic on our business, conditions, customers and capital position; the impact of the current inflationary environment on local, national and global economic conditions; raw material availability, increases in raw material costs, or other production costs and impacts of other price increases, risks associated with our strategic growth initiatives or the failure to achieve the anticipated benefits of such initiatives; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; operational problems at our manufacturing facilities, or unexpected failures at those facilities; future economic and financial conditions in the United States and around the world; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; and other important factors detailed previously and from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q. Such reports are available on the Securities and Exchange Commission's public reference facilities and its website at www.sec.gov and on the Company's Investor Relations section of its website at www.myersindustries.com. Myers Industries undertakes no obligation to publicly update or revise any forward-looking statements contained herein. These statements speak only as of the date made.

Contact: Monica Vinay, Interim CFO and Vice President, Investor Relations & Treasurer, (330) 761-6212

M-INV

Source: Myers Industries, Inc.

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share and per share data)

	Quarter Ended		Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net sales	$212,840	$199,579	$899,547	$761,435
Cost of sales	147,766	147,763	616,181	550,014
Gross profit	65,074	51,816	283,366	211,421
Selling, general and administrative expenses	47,423	41,302	199,489	163,502
(Gain) loss on disposal of fixed assets	26	(236)	(667)	(1,382)
Other (income) expenses	603	—	603	—
Operating income (loss)	17,022	10,750	83,941	49,301
Interest expense, net	1,654	1,158	5,731	4,208
Income (loss) before income taxes	15,368	9,592	78,210	45,093
Income tax expense (benefit)	1,940	2,337	17,943	11,555
Net income (loss)	$13,428	$7,255	$60,267	$33,538
Net income (loss) per common share:
Basic	$0.37	$0.20	$1.66	$0.93
Diluted	$0.36	$0.20	$1.64	$0.92
Weighted average common shares outstanding:
Basic	36,495,362	36,242,600	36,411,389	36,138,571
Diluted	36,853,237	36,447,287	36,790,839	36,358,969

MYERS INDUSTRIES, INC.

SALES AND EARNINGS BY SEGMENT (UNAUDITED)

(Dollars in thousands)

	Quarter Ended December 31,			Year Ended December 31,
	2022	2021	% Change	2022	2021	% Change
Net sales
Material Handling	$142,235	$147,284	(3.4)%	$647,619	$564,068	14.8%
Distribution	70,614	52,308	35.0%	251,966	197,427	27.6%
Inter-company Sales	(9)	(13)	-	(38)	(60)	-
Total	$212,840	$199,579	6.6%	$899,547	$761,435	18.1%

Operating income (loss)
Material Handling	$20,863	$12,292	69.7%	$104,079	$62,187	67.4%
Distribution	3,393	5,399	(37.2)%	15,862	15,428	2.8%
Corporate	(7,234)	(6,941)	-	(36,000)	(28,314)	-
Total	$17,022	$10,750	58.3%	$83,941	$49,301	70.3%

Adjusted operating income (loss)
Material Handling	$20,957	$13,229	58.4%	$105,084	$62,407	68.4%
Distribution	4,102	5,399	(24.0)%	16,842	15,955	5.6%
Corporate	(8,574)	(6,160)	-	(33,979)	(26,413)	-
Total	$16,485	$12,468	32.2%	$87,947	$51,949	69.3%

Adjusted operating income margin
Material Handling	14.7%	9.0%		16.2%	11.1%
Distribution	5.8%	10.3%		6.7%	8.1%
Corporate	n/a	n/a		n/a	n/a
Total	7.7%	6.2%		9.8%	6.8%

Adjusted EBITDA
Material Handling	$25,532	$17,658	44.6%	$122,898	$80,210	53.2%
Distribution	4,962	5,994	(17.2)%	19,731	18,163	8.6%
Corporate	(8,393)	(6,051)	-	(33,466)	(26,002)	-
Total	$22,101	$17,601	25.6%	$109,163	$72,371	50.8%

Adjusted EBITDA margin
Material Handling	18.0%	12.0%		19.0%	14.2%
Distribution	7.0%	11.5%		7.8%	9.2%
Corporate	n/a	n/a		n/a	n/a
Total	10.4%	8.8%		12.1%	9.5%

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GROSS PROFIT, OPERATING INCOME AND EBITDA (UNAUDITED)

(Dollars in thousands)

	Quarter Ended December 31, 2022
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$142,235	$70,614	$212,849	$(9)	$212,840

Gross profit					65,074
Add: Restructuring expenses and other adjustments					94
Adjusted gross profit					65,168
Gross margin					30.6%

Operating income (loss)	20,863	3,393	24,256	(7,234)	17,022
Add: Acquisition and integration costs	—	106	106	60	166
Add: Restructuring expenses and other adjustments	94	—	94	—	94
Add: Impairment of investment in legacy joint venture	—	603	603	—	603
Less: Environmental reserves, net(2)	—	—	—	(1,400)	(1,400)
Adjusted operating income (loss)(1)	20,957	4,102	25,059	(8,574)	16,485
Adjusted operating income margin	14.7%	5.8%	11.8%	n/a	7.7%

Add: Depreciation and amortization	4,575	860	5,435	181	5,616
Adjusted EBITDA	$25,532	$4,962	$30,494	$(8,393)	$22,101
Adjusted EBITDA margin	18.0%	7.0%	14.3%	n/a	10.4%

(1) Includes gross profit adjustments of $94 and SG&A adjustments of $(631)
(2) Includes environmental charges of $4,600 net of expected insurance recoveries of $6,000

	Quarter Ended December 31, 2021
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$147,284	$52,308	$199,592	$(13)	$199,579

Gross profit					51,816
Add: Restructuring expenses and other adjustments					620
Add: Acquisition and integration costs					317
Adjusted gross profit					52,753
Gross margin as adjusted					26.4%

Operating income (loss)	12,292	5,399	17,691	(6,941)	10,750
Add: Environmental charges	—	—	—	700	700
Add: Restructuring expenses and other adjustments	620	—	620	—	620
Add: Acquisition and integration costs	317	—	317	81	398
Adjusted operating income (loss)(1)	13,229	5,399	18,628	(6,160)	12,468
Adjusted operating income margin	9.0%	10.3%	9.3%	n/a	6.2%

Add: Depreciation and amortization	4,429	595	5,024	109	5,133
Adjusted EBITDA	$17,658	$5,994	$23,652	$(6,051)	$17,601
Adjusted EBITDA margin	12.0%	11.5%	11.9%	n/a	8.8%

(1) Includes gross profit adjustments of $937 and SG&A adjustments of $781

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GROSS PROFIT, OPERATING INCOME AND EBITDA (UNAUDITED)

(Dollars in thousands)

	Year Ended December 31, 2022
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$647,619	$251,966	$899,585	$(38)	$899,547

Gross profit					283,366
Add: Restructuring expenses and other adjustments					744
Adjusted gross profit					284,110
Gross margin as adjusted					31.6%

Operating income (loss)	104,079	15,862	119,941	(36,000)	83,941
Add: Acquisition and integration costs	—	377	377	621	998
Add: Restructuring expenses and other adjustments	744	—	744	—	744
Add: Loss on sale of assets	261	—	261	—	261
Add: Impairment of investment in legacy joint venture	—	603	603	—	603
Add: Environmental reserves, net(2)	—	—	—	1,400	1,400
Adjusted operating income (loss)(1)	105,084	16,842	121,926	(33,979)	87,947
Adjusted operating income margin	16.2%	6.7%	13.6%	n/a	9.8%
Add: Depreciation and amortization	17,814	2,889	20,703	513	21,216
Adjusted EBITDA	$122,898	$19,731	$142,629	$(33,466)	$109,163
Adjusted EBITDA margin	19.0%	7.8%	15.9%	n/a	12.1%

(1) Includes gross profit adjustments of $744 and SG&A adjustments of $3,262
(2) Includes environmental charges of $7,400 net of expected insurance recoveries of $6,000

	Year Ended December 31, 2021
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$564,068	$197,427	$761,495	$(60)	$761,435

Gross profit					211,421
Add: Restructuring expenses and other adjustments					867
Add: Acquisition and integration costs					348
Adjusted gross profit					212,636
Gross margin as adjusted					27.9%

Operating income (loss)	62,187	15,428	77,615	(28,314)	49,301
Add: Severance costs	—	527	527	318	845
Add: Acquisition and integration costs	348	—	348	883	1,231
Add: Restructuring expenses and other adjustments	867	—	867	—	867
Less: Gain on sale of assets	(995)	—	(995)	—	(995)
Add: Environmental charges	—	—	—	700	700
Adjusted operating income (loss)(1)	62,407	15,955	78,362	(26,413)	51,949
Adjusted operating income margin	11.1%	8.1%	10.3%	n/a	6.8%
Add: Depreciation and amortization	17,803	2,208	20,011	411	20,422
Adjusted EBITDA	$80,210	$18,163	$98,373	$(26,002)	$72,371
Adjusted EBITDA margin	14.2%	9.2%	12.9%	n/a	9.5%

(1) Includes gross profit adjustments of $1,215 and SG&A adjustments of $1,433

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

INCOME AND EARNINGS PER DILUTED SHARE (UNAUDITED)

(Dollars in thousands, except per share data)

	Quarter Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Operating income (loss)	$17,022	$10,750	$83,941	$49,301
Add: Severance costs	—	—	—	845
Add: Restructuring expenses and other adjustments	94	620	744	867
Add: Acquisition and integration costs	166	398	998	1,231
Add/(Less): Loss (gain) on sale of assets	—	—	261	(995)
Add: Impairment of investment in legacy joint venture	603	—	603	—
Add/(Less): Environmental reserves, net	(1,400)	700	1,400	700
Adjusted operating income (loss)	16,485	12,468	87,947	51,949
Less: Interest expense, net	(1,654)	(1,158)	(5,731)	(4,208)
Adjusted income (loss) before taxes	14,831	11,310	82,216	47,741
Less: Income tax expense(1)	(3,034)	(2,941)	(20,554)	(12,413)
Adjusted net income (loss)	$11,797	$8,369	$61,662	$35,328
Adjusted earnings per diluted share(2)	$0.32	$0.23	$1.68	$0.97

(1) Income taxes are calculated using the normalized effective tax rate for each year. The full year rate used in 2022 is 25% and 2021 is 26%.
(2) Adjusted earnings per diluted share is calculated using the weighted average common shares outstanding for the respective period.

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

(Dollars in thousands)

	December 31, 2022	December 31, 2021
Assets
Current Assets
Cash	$23,139	$17,655
Accounts receivable, net	133,716	100,691
Income tax receivable	-	2,517
Inventories, net	93,351	93,551
Prepaid expenses and other current assets	7,001	5,500
Total Current Assets	257,207	219,914
Property, plant, & equipment, net	101,566	92,049
Right of use asset - operating leases	28,908	29,285
Deferred income taxes	129	106
Other assets	154,824	143,195
Total Assets	$542,634	$484,549
Liabilities & Shareholders' Equity
Current Liabilities
Accounts payable	$73,536	$81,690
Accrued expenses	57,531	44,969
Operating lease liability - short-term	6,177	5,341
Finance lease liability - short-term	518	500
Total Current Liabilities	137,762	132,500
Long-term debt	93,962	90,945
Operating lease liability - long-term	22,786	23,815
Finance lease liability - long-term	8,919	9,437
Other liabilities	15,270	13,086
Deferred income taxes	7,508	5,441
Total Shareholders' Equity	256,427	209,325
Total Liabilities & Shareholders' Equity	$542,634	$484,549

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	Year Ended December 31,
	2022	2021
Cash Flows From Operating Activities
Net income	$60,267	$33,538
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Depreciation and amortization	21,216	20,422
Amortization of deferred financing costs	441	463
Non-cash stock-based compensation expense	7,436	3,196
Gain on disposal of fixed assets	(667)	(1,382)
Deferred taxes	2,072	2,826
Other	1,520	(1,403)
Cash flows provided by (used for) working capital
Accounts receivable	(23,625)	(15,273)
Inventories	7,955	(24,885)
Prepaid expenses and other current assets	(1,409)	(676)
Accounts payable and accrued expenses	(2,585)	28,088
Net cash provided by (used for) operating activities	72,621	44,914
Cash Flows From Investing Activities
Capital expenditures	(24,292)	(17,867)
Acquisition of business, net of cash acquired	(27,626)	(35,758)
Proceeds from sale of property, plant, and equipment	1,537	3,336
Net cash provided by (used for) investing activities	(50,381)	(50,289)
Cash Flows From Financing Activities
Borrowings on revolving credit facility	1,264,200	886,600
Repayments on revolving credit facility	(1,261,200)	(833,600)
Repayments of long-term debt	—	(40,000)
Payments on finance lease	(500)	(402)
Cash dividends paid	(19,797)	(19,596)
Proceeds from issuance of common stock	2,320	3,793
Shares withheld for employee taxes on equity awards	(451)	(888)
Deferred financing fees	(889)	(1,095)
Net cash provided by (used for) financing activities	(16,317)	(5,188)
Foreign exchange rate effect on cash	(439)	(83)
Net increase (decrease) in cash	5,484	(10,646)
Cash at January 1	17,655	28,301
Cash at December 31	$23,139	$17,655

MYERS INDUSTRIES, INC.

RECONCILIATION OF FREE CASH FLOW TO GAAP NET CASH PROVIDED BY

(USED FOR) OPERATING ACTIVITIES – CONTINUING OPERATIONS

(UNAUDITED)

(Dollars in thousands)

	YTD		YTD
	December 31, 2022		December 31, 2021
Net cash provided by (used for) operating activities	$72,621		$44,914
Capital expenditures	(24,292)		(17,867)
Free cash flow	$48,329		$27,047

	YTD		YTD		Quarter
	December 31, 2022		September 30, 2022		December 31, 2022
Net cash provided by (used for) operating activities	$72,621	-	$50,759	=	$21,862
Capital expenditures	(24,292)	-	(17,615)	=	(6,677)
Free cash flow	$48,329	-	$33,144	=	$15,185

	YTD		YTD		Quarter
	December 31, 2021		September 30, 2021		December 31, 2021
Net cash provided by (used for) operating activities	$44,914	-	$13,544	=	$31,370
Capital expenditures	(17,867)	-	(14,264)	=	(3,603)
Free cash flow	$27,047	-	$(720)	=	$27,767

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED DILUTED EARNINGS PER SHARE

(UNAUDITED)

	Full Year 2023 Guidance
	Low	High
GAAP diluted net income per common share	$1.51	$1.81
Add: Net restructuring expenses and other adjustments	0.03	0.03
Add: Acquisition and integration costs	0.01	0.01
Adjusted diluted earnings per share	$1.55	$1.85